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                                                                    Exhibit 10.4



                                 NETEGRITY, INC.

                     THIRD AMENDMENT TO THE NETEGRITY, INC.
                            2000 STOCK INCENTIVE PLAN


     The Netegrity, Inc. 2000 Stock Incentive Plan ("Plan") was established by Netegrity, Inc. ("Company") effective as of January 3, 2000, amended effective as of June 30, 2000, and again amended effective as of April 9, 2001. The Plan is hereby further amended in accordance with the provisions of Section 19 of the Plan as follows:

1. Effective for stock option grants awarded on or after the date of adoption of this amendment by the Company's Board of Directors, Section 10(a)(2) of the Plan is hereby amended to read as follows:

          (2) Except as otherwise provided in this Section 10 or in the optionee's Agreement, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the 90th day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

2. Except as hereinabove provided, the Plan is hereby ratified and confirmed in all respects.



                                           NETEGRITY, INC.



                                           By: /s/ Anthony J. Medaglia, Jr.
                                               ---------------------------------
                                               Anthony J. Medaglia, Jr.
                                               Secretary


Adopted by the Board of Directors: August 8, 2001
Stockholder Approval Not Necessary